Exhibit 3.1

AMENDED AND RESTATED ARTICLES OF INCORPORATED

REGISTRY NUMBER: 5749114

1)	NAME OF CORPORATION
PRECISION CASTPARTS CORP.

2)	NUMBER OF SHARES
100